UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2019

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2017, Greenhill & Co., Inc., a Delaware corporation (“Greenhill” or the “Company”), entered into a credit agreement (the “Credit Agreement”), by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, for a five-year term loan facility of $350,000.000 (the “Existing Term Facility”) and a three-year revolving credit facility of $20,000,000 (the “Revolving Facility”).

On April 12, 2019, Greenhill entered into Amendment No. 1 to Credit Agreement (the “Amendment”), by and among the Company, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, for a new five-year term loan facility in the principal amount of $375,000,000 (the “New Term Facility”). The proceeds from the new term loan were used to repay in full the term loan outstanding under the Existing Term Facility, which had an outstanding balance of approximately $319 million, pay fees and expenses and provide cash to the balance sheet for general corporate purposes. The maturity date of the New Term Facility is April 12, 2024.

Borrowings under the New Term Facility bear interest at either a base rate plus 2.25%, or LIBOR plus 3.25%. Upon closing of the Amendment, the term loan requires quarterly principal amortization payments commencing on September 30, 2019 equal to 5% per annum of the original principal amount of the term loan, with the remaining balance of the term loan payable at maturity.

Additionally, certain covenants that limited our ability to, among other things, pay dividends, repurchase shares and make certain investments were modified under the Amendment to provide greater flexibility to the Company.

The amount, interest rate and maturity of the Revolving Facility remains unchanged.

Except as expressly set forth in the Amendment, no other terms of the Credit Agreement were modified.

The foregoing description of the Credit Agreement, as amended by the Amendment, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

10.1	Amendment No. 1 to Credit Agreement, dated April 12, 2019, by and among Greenhill & Co., Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhill & Co., Inc.

Date: April 16, 2019	By:	/s/ Harold J. Rodriguez, Jr.

Name: Harold J. Rodriguez, Jr.
Title: Chief Financial Officer